UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2017
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
As previously disclosed, on May 31, 2017, we announced the preliminary results of the cash/stock election that was available to Western Refining, Inc. (“Western Refining”) stockholders of record in connection with our acquisition of Western Refining (the “Merger”). The notice of guaranteed delivery period applicable to such election expired on June 2, 2017, and in connection therewith we announce the following final results of the cash/stock election:

•
Because, as previously disclosed, the cash consideration option was oversubscribed, stockholders of record of Western Refining who validly elected to receive the cash consideration of $37.30 in cash (the “Cash Consideration”) each received, subject to rounding, the Cash Consideration for approximately 19.55% of the shares of Western Refining common stock in respect of which they had validly made elections for the Cash Consideration and the stock consideration of 0.4350 of a share of Tesoro common stock, plus cash in lieu of any fractional share of Tesoro common stock (the “Stock Consideration”) with respect to the remaining shares of Western Refining common stock held by them of record as of immediately prior to the effective time of the Merger (except for excluded shares of Western Refining common stock as more particularly set forth in the merger agreement for the Merger); and

•
As previously disclosed, stockholders of record of Western Refining who validly elected to receive the Stock Consideration, and those that failed to make a valid election prior to 5:00 p.m., New York City time, on May 30, 2017, the election deadline, received, for each share of Western Refining common stock held by them of record as of immediately prior to the effective time of the Merger (except for excluded shares as more particularly set forth in the merger agreement for the Merger) the Stock Consideration.

Based on the final prorationing described above, the Western Refining stockholders received in the aggregate 42,617,738 shares of Tesoro common stock (which excludes shares to be issued in the future under certain Western Refining equity awards that were converted into Tesoro equity awards as a result of the Merger) and approximately $404 million in cash.

The issuance of shares of Tesoro common stock in connection with the Merger was registered under the Securities Act of 1933 pursuant to the Company’s registration statement on Form S-4 (File No. 333-215080), declared effective by the Securities and Exchange Commission on February 16, 2017. The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the registration statement contains additional information about the Merger, and incorporates by reference additional information about the Merger from Current Reports on Form 8-K filed by Tesoro and Western Refining and incorporated by reference into the Joint Proxy Statement/Prospectus. Taking into account the shares of Tesoro common stock issued in the Merger and excluding shares of Tesoro common stock held in treasury, there were 159,944,499 shares of Tesoro common stock outstanding as of June 7, 2017.

The foregoing description of the Merger and the merger agreement therefor does not purport to be complete and is qualified in its entirety by reference to such merger agreement, which was filed as Annex A to the Joint Proxy Statement/Prospectus and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2017

TESORO CORPORATION
By:	/s/ BLANE W. PEERY
Blane W. Peery
Vice President and Controller

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